UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2014

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.	Results of Operations and Financial Condition

On January 30, 2014, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its first fiscal quarter ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before other charges related to the Company’s previously announced relocations, together with the percentage of net sales represented by this measure; (c) Adjusted net income (net income before certain charges or credits, when applicable, such as other charges related to the Company’s previously announced relocations, loss on extinguishment of debt and certain infrequent income tax adjustments), together with the per share-diluted amount represented by this measure; and (d) net cash.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net cash, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.	Compensatory Arrangements

On January 24, 2014, the Board of Directors of the Company (the “Board”) adopted equity ownership guidelines (the “New Ownership Guidelines”) for the Company’s named executive officers and modified the equity ownership guidelines for the Company’s non-employee directors.

Pursuant to the New Ownership Guidelines (the full text of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference): (a) the Company’s Chief Executive Officer is expected to hold equity in the Company having an aggregate fair value equal to or greater than three times his or her then current annual base salary; (b) each of the Company’s other named executive officers are expected to hold equity in the Company having an aggregate fair value equal to or greater than his or her then current annual base salary; and (c) each of the Company’s non-employee directors are expected to hold equity in the Company having an aggregate fair value equal to or greater than four times the annual cash retainer then payable to non-employee directors. Prior to adoption of the New Ownership Guidelines, the non-employee directors were expected to hold equity in the Company having an aggregate fair value equal to or greater than three times the annual cash retainer then payable to non-employee directors.

The New Ownership Guidelines are immediately applicable to current non-employee directors. Current named executive officers have three years from January 24, 2014 to attain the specified level of equity ownership. Any non-employee director elected (for the first time) following January 24, 2014 will have three years from the date of such initial election to attain the specified level of equity ownership. Any named executive officer appointed after January 24, 2014 will have five years from the date of such appointment to attain the specified level of equity ownership.

The New Ownership Guidelines shall be administered and interpreted by the Board. All of the Company’s non-employee directors currently hold equity in the Company with an aggregate fair value in excess of the amounts specified in the New Ownership Guidelines. In addition, although the Company’s current named executive officers have until three years after January 24, 2014 to attain the specified level of equity ownership, the Company’s Chief Executive Officer and the Company’s Executive Vice President & Chief Financial Officer each currently hold equity in the Company with an aggregate fair value in excess of the applicable amounts specified in the New Ownership Guidelines.

On January 24, 2014, the Board also approved a modification of the Company’s Non-Employee Director Compensation Policy to remove the equity ownership guidelines that were in place for non-employee directors since such equity ownership guidelines for the non-employee directors are now included in the New Ownership Guidelines. The revised Non-Employee Director Compensation Policy is attached here as Exhibit 10.2 and is hereby incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 24, 2014, the Company held its annual meeting of stockholders in Philadelphia, Pennsylvania (the “Annual Meeting”). As of December 2, 2013, the Company’s record date, there were a total of 13,661,127 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 12,159,759 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following items at the Annual Meeting:

(1)	The election of eight directors for a term of one year expiring at the 2015 Annual Meeting of Stockholders of the Company;

(2)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2014; and

(3)	The approval, by non-binding advisory vote, of executive compensation.

Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Arnaud Ajdler	11,276,273	32,480	851,006
Michael J. Blitzer	11,270,913	37,840	851,006
Barry Erdos	11,270,742	38,011	851,006
Joseph A. Goldblum	10,961,926	346,827	851,006
Edward M. Krell	10,987,947	320,806	851,006
Melissa Payner-Gregor	11,293,394	15,359	851,006
William A. Schwartz, Jr.	10,959,616	349,137	851,006
B. Allen Weinstein	11,276,563	32,190	851,006

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG as independent registered public accountants for the fiscal year ending September 30, 2014 received the following votes:

For	Against	Abstain	Broker Non-Votes
11,735,673	416,391	7,695	0

Based on the votes set forth above, the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 was duly ratified.

The proposal to approve the Company’s executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
11,259,483	40,778	8,492	851,006

Based on the votes set forth above, the Company’s executive compensation was approved.

Item 8.01.	Other Events

On January 24, 2014, the Board re-elected Mr. Arnaud Ajdler to serve as the Non-Executive Chairman of the Board.

The Board also declared a regular quarterly cash dividend of $0.20 per share payable March 28, 2014 to stockholders of record at the close of business on March 7, 2014. This dividend represents an increase of 6.7% compared to the Company’s previous quarterly dividend amount. The dividend was announced in the Company’s earnings press release issued on January 30, 2014, and a separate press release issued on that same day.

A copy of the press release announcing the cash dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

10.1	Destination Maternity Corporation Stock Ownership Guidelines

10.2	Non-Employee Director Compensation Policy

99.1	Press Release of the Company issued January 30, 2014

99.2	Press Release of the Company issued January 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 30, 2014	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Destination Maternity Corporation Stock Ownership Guidelines

10.2	Non-Employee Director Compensation Policy

99.1	Press Release of the Company issued January 30, 2014

99.2	Press Release of the Company issued January 30, 2014